Exhibit 99.4

Organic Holding Company, Inc.

Condensed Balance Sheets

(unaudited)

	September 30,	December 31,
	2006	2005
Current assets
Cash and cash equivalents	$702,663	$250,274
Accounts receivable, net	250,270	84,490
Inventory	475,346	278,149
Other current assets	182,084	65,502
Total current assets	1,610,363	678,415
Property and equipment, net	2,384,093	2,629,016
Intangible assets, net	39,040	65,704
Deposits and other assets	114,465	119,814

Total assets	$4,147,961	$3,492,949

Current liabilities
Accounts payable	$1,904,065	$1,634,317
Accrued liabilities	358,276	254,593
Current portion of notes payable, net of discount	2,743,457	2,203,992
Current portion of capital lease obligations	46,038	46,038
Total current liabilities	5,051,836	4,138,940
Deferred rent	34,987	44,853
Notes payable, net of current portion	573,022	1,206,949
Capital lease obligations, net of current portion	152,748	187,777
Total liabilities	5,812,593	5,578,519
Stockholders’ deficit
Series A preferred stock, 3,070,000 shares of $0.001 par value authorized; 3,064,851 shares issued and outstanding; aggregate liquidation preference of $3,064,851	3,065	3,065
Series B preferred stock, 1,750,000 shares of $0.001 par value authorized; 1,218,095 shares issued and outstanding; aggregate liquidation preference of $1,425,171	1,218	1,218
Series C preferred stock, 4,85,000 shares of $0.001 par value authorized; 3,826,340 shares issued and outstanding; aggregate liquidation preference of $4,476,818 at September 30, 2006; nil at December 31, 2006	3,826	—
Common stock, 15,000,000 shares authorized; 4,088,000 and 4,216,624 issued and outstanding at September 30, 2006 and December 31, 2005	4,088	4,217
Additional paid-in-capital	9,402,166	4,363,226
Accumulated deficit	(11,078,995)	(6,457,296)
Total stockholders’ deficit	(1,664,632)	(2,085,570)

Total liabilities and stockholders’ deficit	$4,147,961	$3,492,949

See accompanying notes to condensed financial statements.

Organic Holding Company, Inc.

Condensed Statements of Operations

(unaudited)

	Nine months ended September 30,
	2006	2005

Sales	$6,715,586	$4,264,798

Cost of sales	3,315,018	2,693,693

Gross Profit	3,400,568	1,571,105

Operating expenses	6,715,642	4,578,527

Depreciation and amortization	592,792	430,142

Loss from operations	(3,907,866)	(3,437,564)

Interest expense, net	(713,833)	(24,265)

Loss before income taxes	(4,621,699)	(3,461,829)

Income taxes	—	—

Net loss	$(4,621,699)	$(3,461,829)

See accompanying notes to condensed financial statements.

Organic Holding Company, Inc.

Condensed Statement of Stockholders’ Deficit

(unaudited)

									Additional		Total
	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit

Balance at December 31, 2005	3,064,851	$3,065	1,218,095	$1,218			4,216,624	$4,217	$4,363,226	$(6,457,296)	$(2,085,570)

Issuance of Series C Preferred Stock and warrants for cash and conversion of notes payable					3,826,340	$3,826			4,472,992		4,476,818

Issuance of warrants with borrowings									595,022		595,022

Stock issue costs									(27,916)		(27,916)

Redemption of common stock for cash							(128,621)	(129)	(1,158)		(1,287)

Net loss										(4,621,699)	(4,621,699)

Balance at September 30, 2006	3,064,851	$3,065	1,218,095	$1,218	3,826,340	$3,826	4,088,003	$4,088	$9,402,166	$(11,078,995)	$(1,664,632)

See accompanying notes to condensed financial statements.

Organic Holding Company, Inc.

Condensed Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(4,621,699)	$(3,461,829)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization expense	592,792	430,142
Amortization of debt issue costs and debt discount included in interest expense	583,261	2,561
Gain on early extinguishment of debt	(51,502)	—
Services paid for in common stock	—	23,344
Changes in operating assets and liabilities:
Accounts receivable	(165,780)	(109,204)
Inventory	(197,197)	2,327
Other current assets	(116,582)	(115,668)
Accounts payable	269,748	1,669,658
Accrued liabilities and compensation	103,683	86,627
Other	17,353	75,910
Net cash used by operating activities	(3,585,923)	(1,396,133)
Cash flows from investing activities:
Purchases of property, equipment and other assets	(313,768)	(1,953,965)
Purchases of other assets and related costs	—	(254,874)
Net cash used by investing activities	(313,768)	(2,208,839)
Cash flows from financing activities:
Principal payments of long-term debt	(244,999)	(37,133)
Proceeds from issuance of notes payable	2,327,815	422,993
Payments of capital lease obligations	(35,029)	(17,981)
Proceeds from sale of preferred stock, net of issue costs	2,305,580	3,037,856
Redemption of common stock	(1,287)	(2,443)
Proceeds from sale of common stock	—	9,756
Net cash provided by financing activities	4,352,080	3,413,048
Net increase (decrease) in cash and cash equivalents	452,389	(191,923)
Cash and cash equivalents, beginning of period	250,274	191,923
Cash and cash equivalents, end of period	$702,663	$(0)

Supplemental disclosures of cash flow information:

Cash paid for interest	$150,571	$24,275

Notes payable converted into preferred stock	$2,143,322	$—

Fixed assets acquired under financing agreements	$—	$600,000

Assets acquired under capital lease	$—	$206,125

See accompanying notes to condensed financial statements.

Organic Holding Company, Inc.

d/b/a ORGANIC TO GO

Notes to condensed financial statements

September 30, 2006

(unaudited)

Note 1. Description of Business and Summary of Significant Accounting Policies

Organization and Business – Organic Holding Company, Inc., d/b/a Organic To Go (the “Company”), was incorporated in the state of Delaware on February 12, 2004. The Company provides convenient retail and delivery store locations, which prepare and serve “grab and go” lunch, dinner, and breakfast foods and beverages prepared using organic ingredients, whenever possible. The Company also distributes its products through select wholesale accounts. At September 30, 2006, the Company operates five stores in Washington and seven stores in California.  In October 2006, the Company expanded its catering operations in the California area by acquiring the assets, of a catering operation headquartered in Los Angeles, California. (See Note 6).

Basis of presentation and Going Concern - The accompanying unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and cash used by operating activities, and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. The Report of Independent Registered Public Accounting Firm included in the Company’s December 31, 2005 stated that these conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. During the year ended December 31, 2005, the Company reported a net loss of approximately $5.7 million and used cash in operating activities of approximately $3.4 million, and during the nine months ended September 30, 2006 reported a net loss of approximately $4.6 million and used cash in operating activities of approximately $3.6 million and as of September 30, 2006, had a working capital deficiency of approximately $3.4 million and total stockholders’ deficit of $1.7 million, which includes accumulated losses from inception of $11.1 million.

Company management intends to raise additional debt and equity financing to fund future capital expenditures, operations and to provide additional working capital, and in this regard during 2006 through September 30, has raised approximately $5.0 million pursuant to sales of debt and equity securities in connection with its 2006 private placement and subordinated debt offerings. Further, subsequent to September 30, 2006, the Company has raised in excess of $4.0 million in connection with these and other offerings, and continues to be engaged in additional fund-raising activities.  There is no assurance that such financing will be obtained in sufficient amounts necessary to meet the Company’s needs. In view of these matters, continuation as a going concern is dependent upon the Company’s ability to meet its financing requirements, raise additional capital, and the success of its future operations or completion of a successful business combination.

The accompanying condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of estimates in the preparation of financial statements - Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The more significant accounting estimates inherent in the preparation of the Company’s financial statements include estimates as to the depreciable lives of property and equipment, valuation of inventories, valuation of equity related instruments issued, and valuation allowance for deferred income tax assets.

Unaudited Interim Condensed Financial Statements - The unaudited interim condensed financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission with regard to interim financial information, and accordingly, do not include all of the information and notes to financial statements required by accounting principles generally accepted in the United States for complete financial statements.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary to present fairly the Company’s financial position, results of operations and cash flows for the interim periods presented have been included. Results for the 2006 interim periods are not necessarily indicative of results to be expected for the year ending December 31, 2006 or for any other future period.   These interim condensed financial statements should be read in conjunction with the Company’s audited annual financial statements and related notes thereto.

 Cash and cash equivalents - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Contingencies - Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Concentrations - The Company maintains its cash balances in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.

Fair value of financial instruments - The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Inventory - Inventory, which consists primarily of food, beverages and packaging products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current inventory levels.

Intangible assets - In conjunction with the acquisition of certain store assets acquired in April 2005, the Company acquired certain leasehold interests and other intangible assets. The leasehold interests are being amortized over the lives of the leases and the other intangible assets were fully amortized during the year ended December 31, 2005.

Impairment of long-lived assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Impairment of long-lived assets would be recognized in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

Revenue recognition - Revenues are recognized at the point of sale at retail locations or upon delivery of the product for delivery and wholesale transactions.

Income taxes - The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in  financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts expected to be realized.  The Company continues to provide a full valuation allowance to reduce its net deferred tax asset to zero, inasmuch as Company management has not determined that realization of deferred tax assets is more likely than not. The provision for income taxes represents the tax payable for the period and change during the period in net deferred tax assets and liabilities.

Stock-based compensation - In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”, an amendment of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the fair value based method of accounting under SFAS No. 123 for stock-based compensation for stock issued to employees and consultants for compensation. Prior to 2006, no stock options were granted.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Task Force Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for

Acquiring or in Conjunction with Selling Goods or Services.” Compensation expense related to equity instruments issued to non-employees is recognized as the equity instruments vest.

In December 2004, the Financial Accounting Standards Board (“FASB”) released a revision to Statement of Financial Accounting Standard (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“FAS 123R”). FAS 123R sets forth the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead that such transactions be accounted for using a fair-value-based method, which requires recording an expense over the requisite service period for the fair value of all options or warrants granted to employees and consultants.  The Company adopted FAS 123R effective beginning January 1, 2006.

Recent accounting pronouncements - In November 2004, the FASB issued SFAS No. 151, “Inventory Costs,” which is an amendment of Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing.” SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage), should be recognized as current-period costs incurred during fiscal years beginning after June 15, 2005. It is expected that the adoption of provisions of SFAS No. 151 will not have a material effect on the Company’s results of operations or financial condition.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections”, (“SFAS 154”). SFAS 154 replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. The Company is required to adopt SFAS 154 in 2006. The Company’s results of operations and financial condition will only be impacted by SFAS 154 if the Company implements changes in accounting principles that are addressed by the standard or corrects accounting errors in future periods.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN No. 48 will be effective for the Company beginning January 1, 2007. The Company is in the process of determining the effect, if any, that the adoption of FIN No. 48 will have on its results of operations or financial position.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108).  SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  The SEC staff believes that registrants should quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors considered, is material.  SAB 108 is effective for fiscal years ending on or after November 15, 2006, with early application encouraged.  The Company believes that SAB 108 will not have a significant impact on its results of operations or financial position.

In September 2006, the FASB released SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).”  Under the new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets.  The recognition and disclosure provisions of SFAS No. 158 are effective for periods beginning after December 15, 2006.  Although the Company is still evaluating the potential effects of this standard, it is expected that the adoption of SFAS No. 158 will not have a significant impact on its results of operations or financial position.

In October 2006, the FASB issued FASB Staff Position No. 123R-5, “Amendment of FASB Staff Position FAS 123(R)-1”.  The FSP amends FSP 123(R)-1 for equity instruments that were originally issued as employee compensation and then modified, with such modification made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees.  In such circumstances, no change in the recognition or the measurement date of those instruments will result if both of the following conditions are met: a. There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and b. All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The Company believes that FSP 123(R)-5 will not have a significant impact on its results of operations or financial position.

Note 2.  Inventories

Inventories consist of the following:

	September 30,	December 31,
	2006	2005

Food and beverages	$412,082	$229,756
Paper products	63,264	48,393

	$475,346	$278,149

Note 3.  Notes payable

Notes payable consist of the following:

	September 30,	December 31,
	2006	2005

Notes payable, interest at 6% to 7.9%, collateralized by vehicles.	$281,374	$54,411

Convertible promissory note, interest at 8.25% due September 2007, collateralized by assets	754,496	568,072

Convertible promissory note, interest at 7.75% per annum, due April 2010	418,498	609,427

Convertible promissory notes, interest at 24% per annum, due June 2007	1,600,000	—

Convertible promissory notes, interest at 8% per annum, due April 2006	—	1,843,322

Promissory notes, interest at 8% to 12% per annum, no specified due date	—	366,144

Promissory note payable, interest at 9% per annum, due December 2006	275,000

Total notes payable	3,329,368	3,441,376
Less: unamortized original discount	(12,889)	(30,435)
Less: current portion of notes payable	(2,743,457)	(2,203,992)

	$573,022	$1,206,949

During 2006, the convertible promissory notes due April 2006 and $300,000 of other notes payable were converted at the holders’ option into shares of the Company’s Series C Preferred Stock.

During the quarter ended December 31, 2006, approximately $1,450,000 of the convertible promissory notes due June 2007 were converted at the holders’ option into bridge notes, as further described in Note 6 – Subsequent Events, and the remaining amount of these convertible promissory notes were repaid.

Note 4.  Stockholders’ Deficit

The Company is authorized to issue 15,100,000 shares of its common stock, par value $0.001 per share, 3,070,000 shares of preferred stock, par value $0.001 per share, all of which are designated as “Series A Preferred Stock”, 1,750,000 shares of preferred stock, par value $0.001 per share, all of which are designated as “Series B Preferred Stock”, and 4,850,000 shares of preferred stock, par value $0.001 per share, all of which are designated as “Series C Preferred Stock”.

Series A Preferred Stock - Since inception (February 12, 2004) through December 31, 2005, the Company issued 3,064,851 shares of its Series A Preferred Stock, in exchange for cash of approximately $2,814,851 and conversion of a $250,000 convertible promissory note.

Series B Preferred Stock - During the year ended December 31, 2005, the Company issued 1,218,095 shares of its Series B Preferred Stock, in exchange for cash of approximately $1,371,751 and conversion of a $53,420 convertible promissory note.

Series C Preferred Stock – During 2005 and the nine months ended September 30, 2006, the Company received proceeds of  approximately $4,500,000 from the sale of 3,826,340 shares of its Series C Preferred Stock and 383,997 Warrants to purchase shares of Series C Preferred Stock at a price per share of $1.17, such warrants expiring in October 2010.

Conversion, voting and other rights - Shares of Series A, B and C Preferred Stock are convertible into shares of the Company’s common stock on a one-share for one-share basis, have voting rights on an as-converted basis, have certain registration rights and rights of first refusal on future financings, and in certain circumstances, the right, as holders of preferred stock, to elect 25% of the Company’s Board of Directors.

Dividends - Terms of the Series A, B and C Preferred Stock provide for non-cumulative dividends at a rate of $0.05, $0.0585 and $0.0585 per annum per share, respectively, when, as, and if declared by the Board of Directors.

Liquidation Preference - The liquidation preference value of Series A, B and C Preferred Stock is $1.00, $1.17 and $1.17 per share, respectively, representing a total liquidation value of $8,966,840 and $4,490,022 at September 30, 2006 and December 31, 2005, respectively.

Voting – Except as otherwise provided, preferred stock has no voting rights. In any situation in which, by the articles of incorporation or by law, the holders of preferred stock shall have the right to vote, they shall vote together with the common stock as a single class on all actions to be taken by the stockholders of the Company, including but not limited to actions amending the articles of incorporation to increase the number of shares of common stock, with each share of preferred stock entitling the holder to one vote.

Redemption - The Board of Directors of the Company has the right at any time there are Company funds legally available for redemption of shares of preferred stock, to redeem any or all of the outstanding shares of Series A, B or C preferred stock by payment of the liquidation price of the shares redeemed. If fewer than all of the outstanding shares of Series A or Series B preferred stock are to be redeemed, shares redeemed will be pro rata from among the holders of Series A,  B or C Preferred Stock. No shares of Series B preferred stock can be redeemed until all of the outstanding and issued shares of Series A preferred stock have been redeemed and paid in full in cash.

During the nine months ended September 30, 2006, in conjunction with various borrowing and consulting agreements, the Company issued warrants to purchase 1,018,345 shares of the Company’s Series C Preferred Stock for $1.17 per share, of which 1,000,537 expire five years from issuance and 17,808 expire 10 years from issuance.  No warrants have been exercised.  The warrants were recorded at their estimated fair value of $0.79 per share for 10 year warrants and $0.58 for 5 year warrants as determined utilizing the black-scholes valuation model with assumptions of 50% volatility, risk-free interest rate of 5.1%, dividend yield of 0% and contractual lives.  The total value of approximately $595,000 has been recorded as an increase in additional paid-in capital and approximately $583,000 has been amortized to interest expense on the basis of the term of related borrowings.

Note 5.   Commitments and contingencies

In March and July 2006, the Company’s Board of Directors approved grants of options to purchase approximately 690,000 shares of Company common stock to the Company’s Directors and certain of its Officers.  Options have a term of 10 years and an exercise price of $0.12 per share, the estimated fair value of common stock in March and July 2006 as determined by the Board of Directors.  Options granted are subject to shareholder approval.  In accordance with SFAS 123R, awards made under an arrangement that is subject to shareholder approval are not deemed to be granted until that approval is obtained, and accordingly, the Company will record stock-based compensation relating to these awards when shareholder approval is obtained.

From time to time, the Company is subject to various legal proceedings and claims that may arise in the ordinary course of business. Further, in the past, certain vendors have taken legal action against the Company as a result of untimely payment of invoices.  In some cases, the courts have stipulated judgment requiring the Company to pay interest and comply with payment schedules.  In addition, a former employee has brought suit against the Company with what Company management believes are unfounded claims.  Company management currently believes that resolution of such legal matters will not have a material adverse impact on the Company’s financial statements.

Note 6.  Subsequent Events

In October 2006, pursuant to terms of an asset purchase agreement, the Company acquired for cash of $1,000,000, among other things, all inventory, furniture, fixtures, equipment, customer lists, leasehold improvements, and owned vehicles used in connection with a catering business in California. Other than the notes payable on the vehicles, no liabilities were assumed by the

buyer. The buyer also entered in to a one year lease agreement for the building owed by the seller.   Substantially all of the purchase price will be recorded as intangible assets.

During October through December 2006, the Company received approximately $3,725,000 through the issuance of convertible promissory notes bearing interest at 8% due June 2007 (the “Bridge Notes”) and warrants to purchase shares of Company common stock (together with the notes, the “Bridge Securities”) and approximately $1,450,000 of the convertible promissory notes due June 2007 were converted at the holders’ option into Bridge Securities.  In connection with the closing of the merger as described in the following paragraph, the Bridge Notes were automatically converted into common stock.

Pursuant to terms of an Agreement and Plan of Merger and Reorganization by and among the Company and SP Holding Corporation (“SP”) on February 1, 2007, all outstanding shares of Organic common and preferred stock were exchanged for shares of SP common stock as determined by multiplying each such outstanding share of Organic stock by the exchange ratio of 0.77154 (the “Exchange Ratio”), and Organic convertible promissory bridge notes approximating $5.7 million automatically converted into SP common stock.  As a result, among other things, Organic became a wholly-owned subsidiary of SP.  Outstanding Organic options, warrants and purchase rights were converted into options, warrants and purchase rights for the purchase of shares of SP common stock in accordance with the same Exchange Ratio.  The closing of the merger was conditioned upon SP closing a private placement offering of a minimum of eighty units (the “Units”) at a purchase price of $50,000 per Unit for $4 million (the “Minimum Offering”), with the option to offer up to an additional forty Units.  Each Unit consists of (i) 40,000 shares of SP common stock, and (ii) a warrant to purchase 8,000 shares of SP common stock.  Each warrant entitles the holder thereof to purchase up to 8,000 shares of SP common stock at an exercise price of $2.50 per share and is exercisable for a period of five years from the date of issuance.  Prior to the merger, SP was a non-operating “public shell” company.  The merged company operates under the name Organic Holding Company, Inc., d/b/a Organic To Go.

After the merger and concurrent Minimum Offering, former SP stockholders own approximately 5% of the common stock of the merged company, and former Organic stockholders and convertible bridge note holders own approximately 78% of the merged company, and the board of directors and executive offices are comprised of Organic directors and executive officers.